Exhibit 99.1

1 Delta Beyond 2023 Investor Day June 27, 2023

2 Julie Stewart VP INVESTOR RELATIONS

3 Safe Harbor Statements made in this presentation that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments or strategies for the future, should be considered “forward - looking statements” under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees or promised outcomes and should not be construed as such. All forward - looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments and strategies reflected in or suggested by the forward - looking statements. These risks and uncertainties include, but are not limited to, the impact of incurring significant debt in response to the COVID - 19 pandemic; failure to comply with the financial and other covenants in our financing agreements; the possible effects of accidents involving our aircraft or aircraft of our airline partners; breaches or lapses in the security of technology systems on which we rely, which could compromise the data stored within them, as well as failure to comply with ever - evolving global privacy and security regulatory obligations or adequately address increasing customer focus on privacy issues and data security; disruptions in our information technology infrastructure; our dependence on technology in our operations; our commercial relationships with airlines in other parts of the world and the investments we have in certain of those airlines; the effects of a significant disruption in the operations or performance of third parties on which we rely; failure to realize the full value of intangible or long - lived assets; labor issues; the effects on our business of seasonality and other factors beyond our control, including severe weather conditions, natural disasters or other environmental events, including from the impact of climate change; changes in the cost of aircraft fuel; extended disruptions in the supply of aircraft fuel, including from Monroe Energy, LLC (“Monroe”), a wholly - owned subsidiary of Delta; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; failure to comply with existing and future environmental regulations to which Monroe’s refinery operations are subject, including costs related to compliance with renewable fuel standard regulations; significant damage to our reputation and brand, including from exposure to significant adverse publicity or inability to achieve certain sustainability goals; our ability to retain senior management and other key employees, and to maintain our company culture; disease outbreaks, such as the COVID - 19 pandemic or similar public health threats, and measures implemented to combat them; the effects of terrorist attacks, geopolitical conflict or security events; competitive conditions in the airline industry; extended interruptions or disruptions in service at major airports at which we operate or significant problems associated with types of aircraft or engines we operate; the effects of extensive government regulation we are subject to; the impact of environmental regulation, including but not limited to increased regulation to reduce emissions and other risks associated with climate change, and the cost of compliance with more stringent environmental regulations; and unfavorable economic or political conditions in the markets in which we operate or volatility in currency exchange rates. Additional information concerning risks and uncertainties that could cause differences between actual results and forward - looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10 - K for the fiscal year ended December 31, 2022. Caution should be taken not to place undue reliance on our forward - looking statements, which represent our views only as of the date of this presentation, and which we undertake no obligation to update except to the extent required by law.

Today’s Presenters Ed Bastian Chief Executive Officer Glen Hauenstein President Allison Ausband EVP & Chief Customer Experience Officer Ranjan Goswami SVP Customer Experience Design Dwight James SVP Customer Engagement & Loyalty Dan Janki EVP & Chief Financial Officer Peter Carter EVP External Affairs

5 Ed Bastian CHIEF EXECUTIVE OFFICER

6 Key Investor Takeaways Constructive industry backdrop with structural demand tailwinds and multi - year supply constraints Unique opportunities to grow earnings by leveraging brand strength, competitive advantages and digital transformation Returns - focused strategy with emphasis on Free Cash Flow, earnings durability and capital efficiency Best - in - class people and culture underpin our trusted brand that transcends the industry

7 Revenue Source: 1980 – 2022: Delta internal dataset; 2023E: Delta internal estimate GDP source: 1980 – 2022: Bureau of Economic Analysis; 2023E S&P Global forecast May 2023 Constructive Industry Backdrop Pent - up demand for air travel not yet satisfied Employment remains strong Evolving consumer trends benefit air travel 1.3% 0.7% 0.8% 1.2% 1.3% Historical Avg. 2020 2021 2022 2023E Revenue as % of U.S. GDP Historical Average 1.3% Historical Average Air Travel Revenue Returning to Long - Term Trend Industry Revenue to, from and within U.S. as % of GDP >$300B of missing demand

8 1 Source: Bureau of Economic Analysis, Rubinson Research. Services excl. housing & healthcare Share of Total Personal Consumption Expenditures 1 SERVICES TRENDLINE 29 31 33 Goods Services % 35 2016 2017 2018 2019 2020 2021 2022 1Q23 Spending on services still not fully recovered Long - term shift to spending on experiences Decline in goods spending funding travel Spend Shift To Services Continues

9 60 80 100 Consumer Trends Remain Favorable 1 Source: Federal Reserve, Rubinson Research; High - income defined as top 40% of U.S. incomes, spend on air travel based on 2021 2 Purchase priority defined as big ticket item purchase intent over next four months; high - income households defined as earning >$100k per year. Source: NY Federal Reserve, Rubinson Research +$27 Trillion Since 2019 Premium Consumer Remains Healthy High - Income Household Wealth 1 $ Trillion 120 High - income travelers accounted for 75% of spending on air travel 1 Leisure travel is the highest priority purchase for high - income households 2 2016 2017 2018 2019 2020 2021 2022 1Q23

10 2017 – 2022 industry ASMs as a % of 2019 sourced from U.S. DOT T100 Form 41 2020 – 2022 pre - pandemic estimated industry ASMs as a % of 2019 sourced from Deutsche Bank and Wolfe; 2023 assumes average growth rate of 4% continues 2023 current outlook industry ASMs as a % of 2019 sourced from Deutsche Bank and Wolfe GDP Source: U.S. Bureau of Economic Analysis Nominal GDP 1Q 2023 vs. 1Q 2019 Multi - Year Supply Constraints Industry Capacity as a % of 2019 Pre - Pandemic Analyst Estimates Actual / Current Outlook 2021 2018 2017 Capacity 17 pts lower in 2023 than pre - pandemic estimates 2019 2020 51% 120% 92% 2022 2023E 103% 2023 U.S. GDP +25% Since 2019 Supply shortfall with industry capacity constrained OEM and supply chain delays continuing Tight labor market and limited training resources Industry - wide cost convergence with rising input costs

11 Raising 2023 Outlook & Reiterating 2024 Targets Updating 2023 Guidance Prior Guidance Reiterating 2024 Targets Note: Adjusted for special items; non - GAAP financial measures reconciled in Appendix Prior full - year 2023 & 2024 guidance metrics were presented at the December 2022 Financial Outlook and Strategic Update Top End 10% - 12% Top End $5 - $6 $3B >$2B 13% - 15% >$7 >$4B 2023E 2024E Operating Margin Earnings Per Share Free Cash Flow >13% Low Double - Digits Mid - Teens ROIC

Committed To Delivering Profitability Across The Cycle STRUCTURALLY IMPROVED BUSINESS More diversified, high - margin revenues Stronger brand loyalty and hub positions Prioritizing Free Cash Flow and debt reduction LEVERS TO MANAGE CYCLES Capacity and fleet flexibility Cost variability with new tools developed Fuel decline participation given lack of hedging 12

Building On Durable Competitive Advantages PEOPLE & CULTURE OPERATIONAL RELIABILITY 13 CUSTOMER LOYALTY FINANCIAL FOUNDATION GLOBAL NETWORK Delta People Are The Foundation Of Our Success And Future

Long - Term Strategic Priorities Delivering industry - leading operational performance Extending competitive advantages Welcoming & caring service Elevating experiences RUN THE WORLD’S BEST AIRLINE Transcending industry with brand momentum Growing SkyMiles and expanding loyalty ecosystem Partnering strategically Building #1 airline MRO Empowering our people Enhancing reliability with AI Leveraging data to personalize customer experience Driving NPS, revenue and efficiency Performing ahead of plan Prioritizing Free Cash Flow and debt reduction Improving earnings durability No equity dilution during pandemic UNLOCK VALUE OF OUR TRUSTED BRAND 14 TRANSFORM THROUGH DIGITAL DELIVER LONG - TERM SHAREHOLDER VALUE

15 U.S. eCommerce Retailer Cobrand Spend Approaching 1 % of U.S. GDP # 5 # 12 Most Admired Companies Delta’s Brand Transcends The Industry eCommerce retail analysis based on publicly disclosed U.S. eCommerce revenues using Delta Digital RPAD Data, Statista, internal data GDP source: 2023 S&P Global May forecast The ROL100 Œ is a unique ranking that captures the Return On Leadership® of the top 100 companies in the Fortune 500. Return On Leadership® (ROL®) is a metric that drives and measures key components vital to activating and maintaining the momentum of change for today's leaders #19 Ranking In Fortune 500 Return On Leadership (ROL100 TM ) List

16 2014 2019 2023 Acquisitions reported on a monthly basis; 2020 SkyMiles monthly acquisitions excluded due to impact of the pandemic NPS = Net Promoter Score Deepening Customer Relationships Drives Value + 15 pts NPS Improvement + 20 pts Direct Distribution + $5B Amex Remuneration SINCE 2014 1 Million SkyMiles Member Acquisitions Monthly

17 Digital Powers The Experience Of Delta’s Brand And People Industry - Leading Reliability Elevated Experience & Efficient Servicing Expanded Member Engagement & Loyalty Merchandising & World - Class Retailing NPS +6 To 10 Accelerates Margin - Accretive Revenue $1B+ In Long - Term Efficiency Gains Increased Return On Capital

18 Streaming speed Wi - Fi deployed on 80% of Mainline fleet by end of 2023 with full international roll - out by end of 2024 Fast Free Wi - Fi Accelerating Our Momentum Through Digital 1 YTD growth versus 2019 Seamlessly moving to cloud by 2024, increasing agility and resilience Cloud Migration Improved digital merchandising driving more than 50% 1 increase in premium revenue through digital channels World - Class Retailing More than 85% of transactions now self - serviceable, a 3x increase vs. 2019 Self - Service

19 Free Cash Flow Prioritizing Free Cash Generation Note: Adjusted for special items; non - GAAP financial measures reconciled in Appendix Sustaining revenue premium Improving unit cost trajectory Disciplined reinvestment Increased weighting of Free Cash Flow in 2023 Executive Compensation Program Targeting Free Cash Flow Of $4 Billion Or Higher In 2024 And Beyond $4.3B $0.2B $3B $4B+ $4B+ 2019 2022 2023E 2024E 2025E

20 Glen Hauenstein PRESIDENT

Generating Record Revenue



- Raising revenue outlook for June quarter and full year
- Robust consumer demand with corporate steady
- International on pace for record summer with strength continuing into the fall

Updating Revenue Outlook

Year Over Year Revenue


Prior
Updated
15%-17%
17%-18%
Expect TRASM Flat to +1% YoY
15%-20%
17%-20%
Expect TRASM Flat to +3% YoY
2Q
FY

Capacity YoY

	2Q	FY
Capacity YoY	17%	17%

DELTA

Prior 2023 guidance metrics were announced during 1Q23 earnings call
Note: Adjusted for special items; non-GAAP financial measures reconciled in Appendix

21

Building Momentum Into 2024



- Capacity growth normalizing
- Restoring best-in-class operational reliability
- Optimizing network and increasing fleet utilization
- Improving product, partnerships and offerings
- Corporate travel budgets continuing to improve

2024 Seat Restoration Versus GDP

as a % of 2019


~98%
107%
Delta Domestic Seat Departures
U.S. Real GDP

Nominal GDP ~30% Higher, Supporting TRASM

DELTA

GDP Source: May 2023 S&P Global Forecast

22

Structural Demand Tailwinds

LONG-TERM TREND	COMPARED TO 2019	
Demographic shifts driving travel demand	+35%	Growth from Millennials and younger
Consumers valuing experiences & travel	+10pts	Consumer mix of premium product revenue
Hybrid work flexibility driving more travel	+50%	Personal revenue from corporate travelers

Delta Total Unit Revenue



3% CAGR
2% CAGR
2010
2017
2024E

Growing Revenue Diversification Benefits TRASM

Consumer mix and demographic shift using LTM 5/15/23 vs LTM 5/15/19
Millennial growth based on flown passengers
Personal Domestic flown revenue from corporate travelers LTM-1Q23
Note: Adjusted for special items; non-GAAP financial measures reconciled in Appendix

DELTA

23

24 Integrated Commercial Strategy Drives Leading Profitability INVEST FOR THE FUTURE Next - gen fleet evolution Generational airport upgrades Digital transformation EXPAND HIGH - MARGIN REVENUES Growing premium revenue Record growth in SkyMiles program Industry - leading cobrand portfolio ACCELERATE NETWORK ADVANTAGES Efficient, high - margin Core hubs Investments in Coastal gateway hubs Global JV / equity partnerships Brand Momentum And Scale Advantage Enable Accretive Growth Opportunities

ACCELERATE NETWORK ADVANTAGES

Powerful Domestic Network

Local Core hub share +10 pts higher than network carrier average

Geographic location of Core hubs with large catchment areas and ideal E-W and N-S flow

Low cost per enplanement in Core hubs

Upgauging Coastal hubs to improve costs and product competitiveness

Large GDP areas around Coastal hubs enable premium and loyalty growth

Best-In-Class Domestic Hub Structure


SEA #2
MSP #1
BOS #1
SLC #1
DTW #1
LGA/JFK #1
LAX #1
ATL #1

Leading Domestic Relevance
#1 / #2 Position In Two-Thirds Of Top 100 U.S. Cities

DELTA

Network carriers defined as DAL, UAL and AAL
Airport ranks based on LTM 4Q22 revenue share per U.S. DOT's 4Q22 DB1B report

25

26 MEX #1 BOG #2 LIM #1 GRU #1 SCL #1 LHR #2 AMS #1 CDG #1 ICN #1 PVG #1 Ranking defined as combined Delta and JV / non - JV partners June 2023 total seats; Partner hub capacity reflects Delta ASMs Reshaping Global Network To Drive Margin Expansion ACCELERATE NETWORK ADVANTAGES Delta’s Leading Domestic Network Creates Strong Foundation For International Growth 36% 2019 2024E Increasing Capacity to Partner Hubs 45%+ 12% 2019 2024E Growing Next - Gen Widebody Aircraft Mix 40%+ 26 2x margin to partner hubs Margin +10 - 12 pts

INVEST FOR THE FUTURE

Fleet Evolution Supports Commercial Strategy

Retiring Aircraft	Next-Gen Replacement	Retiring Aircraft	Next-Gen Replacement
			
757-200 (199 seats)	**A321neo** (194 seats)	**767-300ER** (215 seats)	**A330-900neo** (281 seats)

757-200 → A321neo

Seat Cost	(10%)
Premium Seats	+13 seats
MARGIN	**+10-12 pts**

+$4-5M Contribution Per Aircraft

767-300ER → A330-900neo

Seat Cost	(7.5%)
Premium Seats	+49 seats
MARGIN	**+10 pts**

+$7-8M Contribution Per Aircraft

Next-Gen Aircraft 15%-25% More Fuel Efficient

Contribution per aircraft based on annual expectations
2,000mi trip estimate for narrowbody; 4,000mi trip estimate for widebody

DELTA 27

28 Premium seats: Delta One, First Class, Delta Premium Select or Comfort Plus cabins reaching 100% by October 2023. Frequent Flyers defined as taking 6+ trips per year Note: Adjusted for special items; non - GAAP financial measures reconciled in Appendix Premium Revenue Outperforming >10 pts Premium vs. Main Cabin Margin 85 % Repurchase Rate Among Frequent Flyers 100 % Flights with Premium Seats EXPAND HIGH - MARGIN REVENUES Growing Demand For Premium 24% 32% 35% $10B $15B $19B 2014 % of Total Revenue 2019 2023E

29 SkyMiles Members based on total membership Cobrand accounts defined as Accounts in Force SINCE 2019 Growing SkyMiles Membership & Customer Value Drives Sustained Loyalty Growth +15 % SkyMiles Members +25 % Cobrand Accounts +60 % Cobrand Spend EXPAND HIGH - MARGIN REVENUES Cobrand Card Gaining Momentum $2B $4B >$6.5B American Express Remuneration to Delta $10B 2014 2019 2023E Long - Term Goal

30 56% 47% 44% 40% 24% 32% 35% 37% 20% 21% 21% 23% 2014 2019 Long - Term Goal Main Premium 2023E Loyalty & Other MAIN GDP LONG - TERM GROWTH OUTLOOK PREMIUM GDP+ Total Revenue LOYALTY & OTHER GDP++ Other revenue defined as MRO and other ancillary, cargo and travel related services 2023 revenue estimates based on midpoint of guidance Note: Adjusted for special items; non - GAAP financial measures reconciled in Appendix Revenue Diversity Drives Margin EXPAND HIGH - MARGIN REVENUES $40B $47B $54B $60B+

31 Ranjan Goswami SVP, CUSTOMER EXPERIENCE DESIGN Allison Ausband EVP & CHIEF CUSTOMER EXPERIENCE OFFICER

32 People Power The Delta Brand, Driving Customer Satisfaction 14% APP EXPERIENCE 17% ONBOARD PRODUCTS 26% SAFE, CLEAN, ON - TIME WITH BAGS + RECOVERY 24% EMPLOYEE INTERACTIONS 50% OF NPS ATTRIBUTED TO OUR PEOPLE Note: NPS data Domestic only, 1/1/22 – 6/30/22. Onboard product includes seat comfort, cabin condition, IFE, Wi - Fi and food and beverages

33 Delivering Operational Excellence Is Foundational PERSONALIZATION INDUSTRY - LEADING OPERATIONAL RELIABILITY SAFE, CLEAN, ON - TIME WITH BAGS + RECOVERY DELTA BRAND DELIVERED BY OUR PEOPLE ELEVATED PRODUCT

34 Operational Performance Continues To Improve Completion Factor On - Time Arrivals Competitive rank includes AA, UA, DL network system; Completion Factor, A0 - DOT data; CF & A0 YTD June 2023, MBR data per 1,000 enplaned bags through March 2023 Competitive Rank #1 #1 #1 71.0% 68.6% 69.2% 2019 2022 2023 YTD Competitive Rank #1 #1 #1 Missed Bag Rate 4.8 7.0 5.6 2019 2022 2023 YTD Competitive Rank #1 #1 #1 99.3% 97.8% 98.8% 2019 2022 2023 YTD

35 Elevating The Customer Experience WELCOMING, ELEVATED & CARING SERVICE BRAND - READY AIRCRAFT FAST, FREE WI - FI AND DIGITAL ENGAGEMENT PREMIUM CABINS GENERATIONAL AIRPORT INVESTMENTS

36 Engaged Membership Drives NPS And Lifetime Customer Value NON - MEMBER +SKYMILES MEMBERSHIP +FLY DELTA APP +MEDALLION STATUS +SKYMILES AMEX CARD +DELTA ONE/ FIRST +DELTA SYNC ANNUAL REVENUE CONTRIBUTION / CUSTOMER $ $$$ AND MORE +VACATIONS, CARS, STAYS, INSURANCE 2022 post flight survey NPS data for Domestic mainline; SkyMiles membership includes base and medallion SkyMiles Members Spend 5X More on Delta than Non - Members >2X Non - Member NPS

37 Membership Takes Customer Experience To The Next Level PERSONALIZATION POWERED BY MEMBERSHIP INDUSTRY - LEADING OPERATIONAL RELIABILITY SAFE, CLEAN, ON - TIME WITH BAGS + RECOVERY DELTA BRAND DELIVERED BY OUR PEOPLE ELEVATED PRODUCT

38 Synchronizing Channels To Know And Serve Customers Better People Empowered by digital tools Delta.com In - Flight Service SkyPro Reservations OmniPro Delta Sync Powered by fast, free Wi - Fi Airport Customer Service SNAPP Kiosk Chat Fly Delta App

39 Free Wi - Fi Makes The Aircraft A Platform For Digital Engagement Delta Sync Debuts Two New Onboard Digital Channels For SkyMiles Members DELTA SYNC Exclusives DELTA SYNC Seatback Screen

40 Dwight James SVP, CUSTOMER ENGAGEMENT & LOYALTY

41 Strengthening The Power Of Membership Through Loyalty Ecosystem Improving SkyMiles Membership Experience via Personalization Growing a More Engaged Member Base Delivering High - Margin Revenue Growth

42 Member Base Becoming Younger, More Engaged And More Premium 44 42 39 2017 2019 2022 Average Age of New Members 6M 7M 2017 2019 2022 Members Engaging Beyond Flight (Cobrand, Travel Adjacent Experiences, Non - Air Partners) 9M BECOMING YOUNGER MORE ENGAGED SHIFTING TO MORE PREMIUM 15% 26% 29% 2017 2019 2022 SkyMiles Premium Revenue Mix Millennials travel more than any generation 35 days a year and spend >$5,000 on discretionary travel Millennials / Gen Z prioritizing credit cards Millennials and Gen Z make up nearly 50% of new cobrand acquisitions Millennial and Gen Z travel and credit card per Expedia Q1 2023 Travelers Insights Report, Skift, Groups Today, Business Insider, AARP, GWI 2022 Research; Premium revenue mix share of passenger revenue

43 Active SkyMiles members and cobrand cardholders as of 6/1/2023 over LTM SkyMiles Member penetration defined as members with a cobrand card as of 6/1/2023 Industry - Leading Cobrand Portfolio With Room To Grow Premiumization Continued mix shift toward high spending premium cards SkyMiles Member Penetration 25M 30% Active SkyMiles Members ROBUST PIPELINE FOR GROWTH $2B $4B >$6.5B 2014 2019 2023E Long - Term Goal American Express Remuneration to Delta $10B

Expanding Loyalty Ecosystem

TRAVEL-ADJACENT EXPERIENCES



VACATIONS
CARS
STAYS
INSURANCE

CURRENT MEMBER PENETRATION

500K

SkyMiles Members

- 90% Fly Delta app active users
- 60% Premium flyer penetration
- 60% Cobrand cardholders
- 40% Small business customers

PROFITABILITY



>3X
$250M
2023E
Long-Term Goal

Offering Members Compelling Travel Products Using SkyMiles As A Currency

2022 Datamart, L12M Active; Profitability defined as pre-tax income including profit sharing for travel-adjacent experiences

DELTA 44

45 Trusted Travel Brand With Growing Membership Delta’s trusted brand drives customer preference and SkyMiles membership SkyMiles integration across loyalty ecosystem reinforces value of membership Digital investments enable personalized engagement with customers on the ground and in the air Strategic partnerships deliver industry - leading value propositions through cobrand and Delta Sync Delivering High - Margin Revenue Growth Through Expanding Loyalty Ecosystem

46 Dan Janki CHIEF FINANCIAL OFFICER

47 Returns - Focused Strategy Drives Sustained Value Creation Note: Adjusted for special items; non - GAAP financial measures reconciled in Appendix More diversified revenue, cost levers, participation in fuel declines Expect to remain profitable through full economic cycle EARNINGS DURABILITY Delivered $21 billion of Free Cash Flow 2014 to 2019 Expect $3 billion of Free Cash Flow in 2023 and >$4 billion in 2024 CASH GENERATION Generated mid - teens operating margins 2014 to 2019 Expect four points of margin expansion in 2023 and two points in 2024 MARGIN EXPANSION

48 Executing Ahead Of Three - Year Financial Plan Financial targets of three - year plan were announced at the December 2021 Capital Markets Day and cover years 2022, 2023 and 2024. See Appendix for updated financial guidance and key assumptions Note: Adjusted for special items; non - GAAP financial measures reconciled in Appendix Significant EPS Growth Earnings Per Share Reducing Debt Adjusted Debt / EBITDAR $3 $6 >$7 2024E 2022 Prior Guidance 2023E $5 - $6 $3B >$4B $0.2B 2022 2024E Strong Free Cash Flow Free Cash Flow 2023E >$2B 5x 3x <2.5x 2022 Pension Fully Funded 2023E 3x - 3.5x 2024E 2x - 3x

49 4.7% 1% - 3% 1Q23 2Q23E 2H23E 2024E Cost Trajectory At Inflection Point Non - Fuel Unit Costs Year Over Year Capacity YoY 18% 17% 16% Mid Single - Digits Absolute costs tracking to plan with labor at market rates and inflation stable; capacity lower Non - fuel unit costs improving year over year with declines expected in 2H23 and 2024 Low - cost capacity growth in Core hubs with improving fleet utilization Operational reliability and completion of rebuild set a strong foundation for cost performance Driving Down Non - Fuel CASM Is An Enterprise - Wide Priority Down Low Single - Digits Note: Adjusted for special items; non - GAAP financial measures reconciled in Appendix

50 Flight crews: Moderate hiring & training, increase reserves, deploy resources to flying Maintenance: Reduce engine turnaround times and inventory to historical norms Airport operations: Optimize hours per flight departure as Core hubs fully restore Onboard products: Improve third - party labor productivity and reduce inventory via lean Reservations: Continue to increase digital self - service and reduce call handle times Over $1 Billion Of Cost Opportunity Through Efficiency 3% 20% 17% Mid Single - Digits 2014 - 2019 2022 2023E 2024E Capacity Growth Normalizes In 2024 ASMs Year Over Year DRIVERS OF EFFICIENCY Optimizing Operation & Network Slowing Hiring & Training Workforce Gaining Experience

51 Longer - Term View Of Key Financial Drivers Non - Fuel Unit Cost CAGR 2017 To 2024E Consistent With History And Below Inflation 2017 - 2024E 2010 - 2017 3% 2% TRASM CAGR 3% 3% NF CASM CAGR 4% 2% Inflation CAGR 6% (5%) Fuel Cost per ASM CAGR 14% 8% → 14% Operating Margins Inflation Source: S&P Global Outlook May 2023 report Note: Adjusted for special items; non - GAAP financial measures reconciled in Appendix

52 Improving ROIC 15% 8% 13%+ Mid - Teens Expanding Margins And Returns 0.3% 9% 15% 8% Top - End Of 10% - 12% 13% - 15% 2009 2010 - 2014 Average 2015 - 2019 Average 2022 2023E 2024E Operating Margin MARGIN AND ROIC DRIVERS Operational excellence Improving non - fuel unit costs Commercial strategy ‒ Network reshaping ‒ Next - gen fleet evolution ‒ Premium & loyalty growth Leveraging investments and existing capital base Note: Adjusted for special items; non - GAAP financial measures reconciled in Appendix

53 $3B >$4B 2023E 2024E Strong Free Cash Flow Outlook CapEx $5.5B $5B Driving Cash Generation Stronger cash flow driven by robust demand Consistent, disciplined reinvestment Accelerating debt repayment; expect to retire >$4 billion of gross debt in 2023 Recently re - initiated dividend Free Cash Flow Yield Of 15% On 2024 Target Prior full - year 2023 & 2024 guidance metrics were presented at the December 2022 Financial Outlook and Strategic Update Note: Adjusted for special items; non - GAAP financial measures reconciled in Appendix

54 Restoring The Balance Sheet To Investment Grade Metrics Adjusted Debt / EBITDAR Pension Funded Status Unencumbered Assets 2024E 2023E 2017 - 2019 Avg. <2.5x 3x 2x 100% 100% 70% $25B >$20B $15B Balance Sheet Positioned To Exit 2024 Stronger Than 2019 Unencumbered assets 2017 - 2019 average based on 2019 Note: Adjusted for special items; non - GAAP financial measures reconciled in Appendix

Delta Well-Positioned On Next-Gen Engine Platforms



- MRO leverages Delta's deep technical capabilities, scale and preferred-partner OEM relationships
- Sizeable engine & component market with $55B addressable market and high single-digit growth
- Delta positioned on three key next-gen platforms[1] accounting for ~50% of all engines by 2032

Next-Gen Engine Platforms Driving Growth

Industry-Wide Installed Engines[2]



70K
46K
2023E
2032E
All Other
Delta Serviced Next-Gen Engines

[1] CFM (LEAP), Rolls-Royce (Trent) and P&W (GTF)
[2] In-service commercial passenger installed engines; Other series includes CF6, PW4000, PW2000, GP7200, RB211, JT8D, BR700, TAY, JT9D, GE9X, and PD-14; Source: MRO Prospector Fleet Forecast, Market participant interviews, FAA

DELTA
55

Delta MRO positioned to become premier non - OEM provider Targeting mid - teens margins Provides cost advantage for Delta fleet Existing next - gen facilities set stage for capital - efficient growth $0.8B $2B 2023E 2026E 2030E+ Delta MRO Revenue Forecast $5B+ MRO Growth Drives Earnings And Cash Flow MRO Differentiates Delta 56

Delivering Sustained Value Creation Industry - Leading Core Airline Powered by the Best People Loyalty Ecosystem Build loyalty, deepen member engagement Grow cobrand, expand offerings Digital Transformation Improve experience Margin - accretive growth Cost & capital efficiency Premier Airline MRO Leverage capabilities, scale and OEM relationships Durable earnings and cost advantage INCREASE REVENUE GROWTH IMPROVE EARNINGS DURABILITY LEVERAGE EXISTING CAPITAL BASE 57 Building On Strength Of Core Airline

Key Investor Takeaways Constructive industry backdrop with structural demand tailwinds and multi - year supply constraints Unique opportunities to grow earnings by leveraging brand strength, competitive advantages and digital transformation Returns - focused strategy with emphasis on Free Cash Flow, earnings durability and capital efficiency Best - in - class people and culture underpin our trusted brand that transcends the industry 58

59 Appendix

60 Appendix: Financial Guidance Note: All guidance metrics are adjusted for special items; non - GAAP financial measures reconciled in Appendix 2024 2023 2Q23 Primary Metrics GDP+ +17% - 20% +17% - 18% Revenue YoY 13% - 15% Top - End of 10% - 12% 16% Operating Margin >$7 $6 $2.25 - $2.50 Earnings Per Share PROFIT SHARING FORMULA Delta’s broad - based employee profit sharing program pays 10% of the company’s adjusted annual profit to all eligible employees up to $2.5 billion and 20% above that amount. Delta incurs employer taxes and other costs which add 2% to 2.5% at the 10% level and 3% to 4% at the 20% level. Adjusted annual profit is calculated as the company’s annual pre - tax income before profit sharing expense, special items and certain other items. 2024 2023 Cash Flow and Balance Sheet >$4B $3B Free Cash Flow $5B $5.5B Capital Expenditures <2.5x 3x Adjusted Debt / EBITDAR 2024 2023 2Q23 Unit Metrics Up Mid Single - Digits +17% +17% Capacity YoY Down Low Single - Digits Flat +1% - 3% Non - Fuel CASM YoY

Non-GAAP Financial Measures

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this presentation to the most directly comparable GAAP financial measures. Reconciliations may not calculate due to rounding.

Delta is not able to reconcile certain forward looking non-GAAP financial measures used in this presentation without unreasonable effort because the adjusting items such as those used in the reconciliations below will not be known until the end of the indicated future periods and could be significant.

61

Non-GAAP Financial Measures

Free Cash Flow. We present free cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives. Free cash flow is defined as net cash from operating activities and net cash from investing activities, adjusted for (i) net redemptions of short-term investments, (ii) strategic investments and related, (iii) net cash flows related to certain airport construction projects and other, (iv) financed aircraft acquisitions, and (v) pension plan contributions. These adjustments are made for the following reasons:

Net redemptions of short-term investments. Net redemptions of short-term investments represent the net purchase and sale activity of investments and marketable securities in the period, including gains and losses. We adjust for this activity to provide investors a better understanding of the company's free cash flow generated by our operations.

Strategic investments and related. Cash flows related to our investments in and related transactions with other airlines are included in our GAAP investing activities. We adjust for this activity because it provides a more meaningful comparison to our airline industry peers.

Net cash flows related to certain airport construction projects and other. Cash flows related to certain airport construction projects are included in our GAAP operating activities and capital expenditures. We have adjusted for these items, which were primarily funded by cash restricted for airport construction, to provide investors a better understanding of the company's free cash flow and capital expenditures that are core to our operations in the periods shown.

Financed aircraft acquisitions. This adjustment reflects aircraft deliveries that are leased as capital expenditures. The adjustment is based on their original contractual purchase price or an estimate of the aircraft's fair value and provides a more meaningful view of our investing activities.

Pension plan contributions. Cash flows related to voluntary pension funding above our minimum funding requirements are included in our GAAP operating activities. In addition, in 2017 we contributed $2 billion to our pension plans using net proceeds from our debt issuance. We adjust to exclude these contributions to allow investors to understand the cash flows related to our core operations in the periods shown.

	2014 - 2019	Year Ended December 31,
(in billions)	Total	2019	2022
Net cash provided by operating activities:	$40.7	$8.4	$6.4
Net cash used in investing activities:	(22.9)	(4.6)	(6.9)
Adjusted for:
Net redemptions of short-term investments	(0.9)	(0.2)	(0.1)
Strategic investments and related	2.2	0.2	0.7
Net cash flows related to certain airport construction projects and other	0.7	0.3	0.4
Financed aircraft acquisitions	(4.5)	(0.8)	(0.2)
Excess pension plan contributions	5.5	1.0	–
Free cash flow	$20.7	$4.3	$0.2

62

Non-GAAP Financial Measures

Adjustments. The following reconciliations include certain adjustments to GAAP measures that are made to provide comparability between the reported periods, if applicable, and for the reasons indicated below:

Third-party refinery sales. Refinery sales to third parties, and related expenses, are not related to our airline segment. Excluding these sales therefore provides a more meaningful comparison of our airline operations to the rest of the airline industry.

Delta Private Jets adjustment. Because we combined Delta Private Jets with Wheels Up in January 2020, we have excluded the impact of Delta Private Jets from 2019 results for comparability.

MTM adjustments and settlements on hedges. Mark-to-market ("MTM") adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the applicable period.

Restructuring charges. During 2020, we recorded restructuring charges for items such as fleet impairments and voluntary early retirement and separation programs following strategic business decisions in response to the COVID-19 pandemic. During 2022, we recognized adjustments to certain of those restructuring charges, representing changes in our estimates. Restructuring charges in earlier periods include fleet and other charges, severance and related costs and various other items. Because of the variability in restructuring charges, adjusting for this item is helpful to investors to analyze our core operational performance.

Loss on extinguishment of debt. This adjustment relates to early termination of a portion of our debt. Adjusting for these losses allows investors to better understand and analyze our core operational performance in the periods shown.

MTM adjustments on investments. Unrealized gains/losses result from our equity investments that are accounted for at fair value in nonoperating expense. The gains/losses are driven by changes in stock prices, foreign currency fluctuations and other valuation techniques for investments in companies without publicly-traded shares. Adjusting for these gains/losses allows investors to better understand and analyze our core operational performance in the periods shown.

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes allows investors to better understand and analyze our non-fuel costs and year-over-year financial performance.

Profit sharing. We adjust for profit sharing because this adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

One-time pilot agreement expenses. In the March 2023 quarter, Delta pilots ratified a new four-year Pilot Working Agreement effective January 1, 2023. The agreement includes numerous work rule changes and pay rate increases during the four-year term, including an initial pay rate increase of 18%. The agreement also includes a provision for a one-time payment upon ratification in the March 2023 quarter of $735 million. Additionally, we recorded adjustments to other benefit-related items of approximately $130 million. Adjusting for these expenses allows investors to better understand and analyze our core cost performance.

63

Non-GAAP Financial Measures

Total Revenue, adjusted and Total Revenue Per Available Seat Mile ("TRASM"), adjusted

	Year Ended
(in billions)	December 31, 2014	December 31, 2019	December 31, 2022
Total revenue	$40.4	$47.0	$50.6
Adjusted for:
Third-party refinery sales	(0.1)	(0.1)	(5.0)
Delta Private Jets adjustment	–	(0.2)	–
Total revenue, adjusted	$40.2	$46.7	$45.6
Premium revenue	$10	$15
Premium revenue as a percentage of total revenue	24%	32%

	Three Months Ended
		(Projected)		2Q23 vs 2Q22
(in billions)	June 30, 2022	June 30, 2023		% change
Total revenue	$13.8	$	~15.5
Adjusted for:
Third-party refinery sales	(1.5)		~(1.0)
Total revenue, adjusted	$12.3	$	~14.5	17 - 18%

	Year Ended
	December 31, 2010	December 31, 2017	December 31, 2022	CAGR 2010 to 2017
TRASM (cents)	13.65	16.18	21.69
Adjusted for:
Third-party refinery sales	–	(0.20)	(2.13)
TRASM, adjusted	13.65	15.98	19.55	2%

	Three Months Ended
		(Projected)	2Q23 vs 2Q22
	June 30, 2022	June 30, 2023	% change
TRASM (cents)	23.47	22.35 - 22.55
Adjusted for:
Third-party refinery sales	(2.57)	~(1.45)
TRASM, adjusted	20.90	20.90 - 21.10	0 - 1%

64

Non-GAAP Financial Measures

Operating Margin, adjusted

	Year Ended December 31,									2010 - 2014	2015 - 2019
	2009	2010	2014	2015	2016	2017	2018	2019	2022	Average	Average
Operating margin	(1.2)%	7.0%	5.5%	19.2%	17.7%	14.5%	11.8%	14.1%	7.2%	6.6%	15.4%
Adjusted for:
MTM adjustments and settlements on hedges	–	–	5.8	(3.2)	(1.1)	(0.6)	(0.1)	0.0	0.1	1.0	(1.0)
Third-party refinery sales	–	–	0.1	0.1	0.1	0.2	0.2	0.1	0.8	0.0	0.1
One-time pilot agreement expenses	–	–	–			0.0%	0.0%	0.0%	0.0	0.0	0.0
Restructuring charges	1.5	1.4	1.8	0.1	–	–	–	–	(0.2)	1.3	–
Operating margin, adjusted	0.3%	8.4%	13.1%	16.2%	16.7%	14.0%	11.9%	14.2%	7.8%	9.0%	14.6%

Three Months Ended
(Projected)
June 30, 2023
Operating margin	~15%
Adjusted for:
Third-party refinery sales	~1
Operating margin, adjusted	~16%

65

Non-GAAP Financial Measures

Pre-Tax Income, Net Income, and Diluted Earnings per Share, adjusted

	Year Ended			Year Ended
	December 31, 2022			December 31, 2022
	Pre-Tax	Income	Net	Earnings
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$1,914	$(596)	$1,318	$2.06
Adjusted for:
MTM adjustments and settlements on hedges	29
Loss on extinguishment of debt	100
MTM adjustments on investments	784
Restructuring charges	(124)
Non-GAAP	$2,703	$(650)	$2,053	$3.20

66

Non-GAAP Financial Measures

Adjusted Debt to Earnings Before Interest, Taxes, Depreciation, Amortization and Rent ("EBITDAR"). We present adjusted debt to EBITDAR because management believes this metric is helpful to investors in assessing the company's overall debt profile. Adjusted debt includes operating lease liabilities and sale leaseback liabilities. We calculate EBITDAR by adding depreciation and amortization to GAAP operating income and adjusting for the fixed portion of operating lease expense.

(in billions)	2017 - 2019 Average	December 31, 2022
Debt and finance lease obligations	$10	$23
Plus: Operating lease liability	8	8
Plus: Sale leaseback liability	–	2
Adjusted Debt	$18	$33

		Year Ended
(in billions)	2017 - 2019 Average	December 31, 2022
Operating income	$6	$4
Adjusted for:
Depreciation and amortization	2	2
Fixed portion of operating lease expense	1	1
EBITDAR	$9	$7

Adjusted Debt to EBITDAR	2x	5x

67

Non-GAAP Financial Measures

Non-Fuel Unit Cost or Cost per Available Seat Mile, adjusted ("CASM-Ex")

	Three Months Ended				1Q23 vs 1Q22 % change	2Q23 vs 2Q22 % change
				(Projected)
(in cents)	March 31, 2022	June 30, 2022	March 31, 2023	June 30, 2023
CASM	19.56	20.89	21.25	18.80 - 19.05
Adjusted for:
Third-party refinery sales	(2.29)	(2.57)	(1.49)	~(1.45)
Aircraft fuel and related taxes	(4.04)	(5.47)	(4.36)	~(3.65)
Profit sharing	–	(0.09)	(0.12)	~(0.80)
One-time pilot agreement expenses	–	–	(1.41)	–
Restructuring charges	0.01	–	–	–
CASM-Ex	13.24	12.76	13.86	12.90 - 13.15	4.7%	1 - 3%

Six Months Ended
(in cents)	December 31, 2022
CASM	19.98
Adjusted for:
Third-party refinery sales	(1.86)
Aircraft fuel and related taxes	(5.03)
Profit sharing	(0.41)
Restructuring charges	0.10
CASM-Ex	12.67

	Year Ended December 31,			CAGR 2010 to
(in cents)	2010	2017	2022	2017
CASM	12.69	13.83	20.12
Adjusted for:
Third-party refinery sales	–	(0.20)	(2.13)
Aircraft fuel and related taxes	(3.82)	(2.66)	(4.92)
Profit sharing	(0.13)	(0.42)	(0.24)
Restructuring charges	(0.19)	–	0.05
CASM-Ex	8.54	10.56	12.87	3%

68

Non-GAAP Financial Measures

After-tax Return on Invested Capital ("ROIC"). We present after-tax return on invested capital as management believes this metric is helpful to investors in assessing the company's ability to generate returns using its invested capital as a measure against the industry. Return on invested capital is tax-effected adjusted total pre-tax income divided by average adjusted invested capital. Average adjusted invested capital represents the sum of the adjusted book value of equity at the end of the last five quarters, adjusted for pension and fuel hedge impacts within other comprehensive income. Average adjusted gross debt is calculated using amounts as of the end of the last five quarters. All adjustments to calculate ROIC are intended to provide a more meaningful comparison of our results to the airline industry.

	2015 - 2019	Year Ended
(in billions)	Average	December 31, 2022
Pre-tax adjusted income	$6.5	$4.4
Tax effect	$(2.0)	$(1.1)
Tax-effected adjusted total pre-tax income	$4.5	$3.3

Adjusted book value of equity	$20.0	$12.1
Average adjusted gross debt	11.2	27.5
Averaged adjusted invested capital	$31.3	$39.6

After-tax Return on Invested Capital	15%	8.4%

69